December 29, 1995

Securities and Exchange Commission
450 5th Street, N.W.
Washington,  DC  20549


     Re:  Templeton Funds, Inc.
          (File No. 2-60067 and 811-2781)

Dear Sirs:

On behalf of Templeton Funds, Inc. (the "Fund") attached hereto for electronic filing pursuant to the Securities Act of 1933 is Amendment No. 27 to the Company's Registration Statement on Form N-1A, with exhibits, marked to indicate changes from Post-Effective
Amendment No. 26. Also attached is the financial data schedule required by Rule 483(e) under the 1933 Act.

This amendment is being filed pursuant to Rule 485(b) under the 1933 Act and will beocme effective on January 1, 1996. This Post-Effective Amendment does not contain any disclosures that would render it ineligible to become effective pursuant to Rule 485(b).

Pleas direct any comments or questions regarding this filing to me at (813) 823-8712.



                              Sincerely,


                              /s/ John K. Carter
                              John K. Carter